     As filed with the Securities and Exchange Commission on March 29, 2001
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          VERITAS SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                          77-0507675
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            ------------------------

                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
           (Address of Principal Executive Office, Including Zip Code)

                            ------------------------

                           1993 EQUITY INCENTIVE PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                            ------------------------

                                  GARY L. BLOOM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 527-8000
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------

                                   Copies to:
                              HORACE L. NASH, ESQ.
                            PAMELA A. SERGEEFF, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------- ---------------- ---------------------- --------------------- ---------------------
                                            Amount         Proposed Maximum       Proposed Maximum
 Title of Securities to be Registered        to be        Offering Price Per     Aggregate Offering        Amount of
                                          Registered           Share (1)               Price            Registration Fee
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------
Common Stock, $0.001 par value         17,647,806 (2)         $44.69              $ 788,680,451           $ 197,171
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------

Common Stock, $0.001 par value          3,921,735 (3)         $37.9865            $ 148,972,987            $ 37,244
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------

         TOTAL                           21,569,541                                                       $ 234,415
------------------------------------- ---------------- ---------------------- --------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on March 29, 2001. In the case of the 1993 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the price per share applicable to purchases under such plan.

(2) Represents shares automatically reserved on January 1, 2001 for issuance under the Registrant's 1993 Equity Incentive Plan, equal to 4.5% of the Registrant's outstanding shares of common stock as of December 31, 2000.

(3) Represents shares automatically reserved on January 1, 2001 for issuance under the Registrant's 1993 Employee Stock Purchase Plan, equal to 1% of the Registrant's outstanding shares of common stock as of December 31, 2000.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  The Registrant's latest annual report on Form 10-K filed pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock incorporated by reference in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act on June 2, 1999 (the "Form 8-A"), including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     A partner of Fenwick & West LLP is the beneficial owner of 12,150 shares of VERITAS common stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and
(iii) the rights conferred in the bylaws are not exclusive.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified from and against all expenses (including attorneys' fees), liabilities, losses, judgments, fines, ERISA excise taxes or penalties and settlement amounts, any interest or charges imposed thereon, and any taxes imposed as a result of the receipt of any payments under the indemnity agreements, paid or reasonably incurred by such directors and officers in any action, suit or proceeding, or any inquiry, hearing or investigation that might lead to an action, suit or proceeding, on account of their services as a director, officer or other agent of the Registrant or a predecessor corporation, or as directors, officers or other agents of any other entity when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party (i) with respect to proceedings or claims initiated by the indemnified party against the Registrant or any director or officer of Registrant unless the Registrant has joined in, and except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any judicial award if the Registrant was not given reasonable and timely opportunity to participate in the defense of such proceeding; or (iv) for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

     The indemnification provisions in the bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     In connection with the acquisition by the Registrant of Seagate Software Network & Storage Management Group, Inc. and TeleBackup Systems Inc., the Registrant agreed to maintain indemnification provisions in its charter documents that are identical to provisions contained in the charter documents of the Registrant's predecessor corporation. The Registrant also agreed to honor in all respects each of the indemnity agreements that its predecessor entered into with its officers and directors before the acquisitions whether or not such persons continue in their positions with the Registrant. In connection with the Seagate Software Network & Storage Management Group acquisition, the Registrant agreed to use commercially reasonable efforts to maintain director and officer liability insurance with coverages similar to the coverages its predecessor maintained prior to the acquisition for at least six years after the effective time.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8. EXHIBITS.

         4.01     1993 Equity Incentive Plan

         4.02     1993 Employee Stock Purchase Plan

         4.03     Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to
                  Exhibit 3.01 of the Form 8-A)

         4.04     Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation
                  (incorporated herein by reference to Exhibit 3.02 of the Form 8-A)

         4.05     Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant's Registration Statement on  Form S-8 (File
                  No. 333-38460) filed with the Commission on June 2, 2000)

         4.06     Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the
                  Registrant's Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on
                  September 28, 2000)

         5.01     Opinion of Fenwick & West LLP

         23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01)

         23.02    Consent of Independent Auditors

         24.01    Power of Attorney (see signature page)


ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 29th day of March, 2001.



                                       VERITAS SOFTWARE CORPORATION





                                       By: /s/ GARY L. BLOOM
                                           -------------------------------------
                                           Gary L. Bloom
                                           President and Chief Executive Officer





                                POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gary L. Bloom, Kenneth Lonchar and Jay Jones, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                           Date
---------                                        -----                                           ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ GARY L. BLOOM                                President and Chief Executive Officer           March 29, 2001
---------------------------------------------
Gary L. Bloom


PRINCIPAL FINANCIAL AND PRINCIPAL ACCOUNTING
OFFICER:

                                                 Senior Vice President, Finance and Chief        March 29, 2001
/s/ KENNETH LONCHAR                              Financial Officer
---------------------------------------------
Kenneth Lonchar


ADDITIONAL DIRECTORS:


/s/ MARK LESLIE                                  Chairman of the Board                           March 29, 2001
---------------------------------------------
Mark Leslie


                                                 Vice Chairman of the Board
---------------------------------------------
Geoffrey W. Squire


/s/ FRED VAN DEN BOSCH                           Director                                        March 29, 2001
---------------------------------------------
Fred van den Bosch


/s/ STEVEN BROOKS                                Director                                        March 29, 2001
---------------------------------------------
Steven Brooks


/s/ WILLIAM H. JANEWAY                           Director                                        March 29, 2001
---------------------------------------------
William H. Janeway


/s/ STEPHEN J. LUCZO                             Director                                        March 29, 2001
---------------------------------------------
Stephen J. Luczo


/s/ JOSEPH D. RIZZI                              Director                                        March 29, 2001
---------------------------------------------
Joseph D. Rizzi

                                  EXHIBIT INDEX



Exhibit No.                                 Description
-----------                                 -----------
    4.01     1993 Equity Incentive Plan

    4.02     1993 Employee Stock Purchase Plan

    5.01     Opinion of Fenwick & West LLP

    23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01)

    23.02    Consent of Independent Auditors

    24.01    Power of Attorney (see signature page)